Exhibit 21

LIST OF RALCORP HOLDINGS, INC. SUBSIDIARIES

Bakery Chef, LL.C.
State of Incorporation: Delaware

Bremner, Inc.
State of Incorporation: Nevada

Community Shops, Inc.
State of Incorporation: Illinois

Flavor House Products, Inc.
State of Incorporation: Delaware

Heritage Wafer, LLC
State of Incorporation: Wisconsin

Lofthouse Bakery Products, Inc.
State of Incorporation: Nevada

Medallion Foods, Inc.
State of Incorporation: Arkansas

National Oats Company
State of Incorporation: Nevada

Nutcracker Brands, Inc.
State of Incorporation: Georgia

PL Financial Incorporated
State of Incorporation: Nevada

RAH Canada Limited Partnership
Canadian Limited Partnership

Ralcorp Receivables Corporation
State of Incorporation: Nevada

Ralston Food Sales, Inc.
State of Incorporation: Nevada

RH Financial Corporation
State of Incorporation: Nevada

Ripon Foods, Inc.
State of Incorporation: Wisconsin

Sugar Kake Cookie Inc.
State of Incorporation: Delaware

The Bun Basket, Inc.
State of Incorporation: Michigan

The Carriage House Companies, Inc.
State of Incorporation: Delaware

Value Added Bakery Holding Company
State of Incorporation: Delaware

Waffle Holdings Ltd.
Organized under the laws of British Columbia, Canada

Western Waffles Corp.
Organized under the laws of British Columbia, Canada